UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 4, 2005	0-25053
Date of Report (Date of earliest event reported)	Commission File Number

THEGLOBE.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1782422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 East Broward Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)
(954) 769-5900
(Registrant’s telephone number, including area code)

This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the outcome of pending litigation and challenges to theglobe’s intellectual property and proprietary rights, and other risks. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-KSB for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (including the risk factor contained therein titled “We Rely on Intellectual Property and Proprietary Rights”). Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Item 8.01. Other Events

On October 4, 2005, Sprint Communications Company, L.P. (“Sprint”) filed a lawsuit in the United States District Court for the District of Kansas against theglobe.com, inc. (“theglobe”), our subsidiary, voiceglo Holdings, inc. (“Voiceglo”), and Vonage Holdings Corp. (“Vonage”). Neither the Company nor Voiceglo has any affiliation with Vonage. Sprint alleges that Voiceglo has made unauthorized use of “inventions” described and claimed in seven patents held by Sprint. Sprint seeks monetary and injunctive relief for this alleged infringement. Voiceglo has not yet responded to the complaint. The complaint does not specify which claimed “inventions” allegedly have been used by Voiceglo or what specific activity of Voiceglo is alleged to infringe the asserted patents. It is not possible to predict the outcome of this litigation with any certainty or whether a decision adverse to theglobe or Voiceglo would have a material adverse affect on our developing VoIP business and the financial condition, results of operations, and prospects of theglobe generally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2005

theglobe.com, inc.

By:	/s/ EDWARD CESPEDES
Edward Cespedes, President

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